UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018 (October 1, 2018)

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The disclosures made in Item 2.03 of this Form 8-K are hereby incorporated by reference for the purposes of this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2018, PJT Partners Inc. (the “Company”) completed its previously-announced acquisition of CamberView Partners Holdings, LLC (“CamberView”), a leading advisory firm providing independent advice to assist public company boards of directors and management teams in building strong and successful relationships with investors.

Pursuant to the Agreement and Plan of Merger, by and among the Company, PJT Partners Holdings LP, an affiliate of the Company (“Purchaser”), Blue Merger Sub LLC, a wholly owned subsidiary of Purchaser, CamberView and CC CVP Partners Holdings, L.L.C., solely in its capacity as securityholder representative, dated as of August 27, 2018 (the “Agreement”), the Company acquired 100% ownership of CamberView in exchange for total consideration of approximately $165 million, comprised of approximately $100 million of equity and $65 million of cash, subject to net working capital and other adjustments as set forth in the Agreement.

The Company issued approximately 1.73 million shares of its Class A common stock and common units of partnership interest in Purchaser (“Partnership Units”). Pursuant to the Agreement, the shares were valued at a price of $57.73 per share. The Company financed the $65 million of cash consideration with $35 million of cash on hand and $30 million pursuant to the Term Loan as described in Item 2.03 below.

Shares of the Company’s Class A common stock and Partnership Units were issued pursuant to exemptions from registration provided by Regulation D of the Securities Act of 1933, as amended.

Certain members of management of CamberView have entered into employment agreements with Purchaser that became effective October 1, 2018. The Company has also granted restricted stock and/or units and other deferred compensation, subject to service or service and market conditions, to a broad-based group of CamberView employees.

The description of the Agreement set forth herein is summary in nature, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of those documents, including the Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2018.

On October 2, 2018, the Company issued a press release announcing the completion of the acquisition, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2018, PJT Partners Holdings LP, as borrower (the “Borrower”), entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) and related documents with First Republic Bank, as lender (the “Lender”). The Loan Agreement provides for a revolving credit facility with aggregate commitments in an amount equal to $40 million, which aggregate commitments may be increased, on the terms and subject to the conditions set forth in the Loan Agreement, to up to $60 million during the period beginning December 1 each year through March 1 of the following year. The revolving credit facility will mature and the commitments thereunder will terminate on October 1, 2020, subject to extension by agreement of the Borrower and Lender.

The Loan Agreement also provides for a term loan with an aggregate commitment of $30 million (the “Term Loan”). The Term Loan matures on January 2, 2021. In addition to the payment of interest described below, Borrower shall pay to the Lender installment payments of principal in the amount of (i) $4.25 million each commencing on July 1, 2019 and quarterly thereafter to January 2, 2021 and (ii) $4.5 million on January 2, 2021.

Covenants

The Loan Agreement requires the Borrower to maintain certain minimum financial covenants and limits or restricts the ability of the Borrower (subject to certain qualifications and exceptions) to incur additional indebtedness in excess of $20 million.

Interest Rates and Fees

Outstanding borrowings under the revolving credit facility will bear interest equal to the greater of a per annum rate of (a) 3%, or (b) the prime rate minus 1.0%. Outstanding borrowings under the Term Loan bear interest equal to the greater of a per annum rate of (a) 3.25%, or (b) the prime rate minus 0.75%.

During an event of default, overdue principal under both the revolving credit facility and Term Loan facility will bear interest at a rate 2.0% in excess of the otherwise applicable rate of interest.

In connection with the closing of the Loan Agreement, the Borrower paid the Lender certain closing costs and fees. In addition, on and after the closing date, the Borrower will also pay a commitment fee on the undrawn portion of the revolving credit facility of 0.125% per annum, payable quarterly in arrears.

The description of the Loan Agreement set forth herein is summary in nature, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the full text of those documents, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2018.

Item 8.01.	Other Events.

On October 2, 2018, the Company issued a press release regarding the completion of its acquisition of CamberView.

Item 9.01.	Financial Statements and Exhibits.

(a)Financial statements of business acquired. The financial statements required to be filed under Item 9.01(a) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)Pro forma financial information. The pro forma financial information required to be filed under Item 9.01(b) of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)Exhibits.

Exhibit Number	Description
99.1	Press release of PJT Partners Inc. dated October 2, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: General Counsel

Date: October 2, 2018